EXHIBIT 10-f


                                     ROBRADY




Mr. Donald F. Evans; CEO; Cyberlux Corporation
Robert Brady; President / Design Director; ROBRADY design
Proposal; Stormlight product development

02.26m.01

10 pages total





Don, good morning...

The following proposal has been written to accommodate the Industrial and Mechanical design needs of Cyberlux Corporation's new Stormlight product- as requested during our recent series of meetings.

This proposal is broken into several phases of development to accurately develop your new product. Please review the breakdown and lets discuss any questions or concerns you may have.

We look forward to accurately and creatively developing your new product at an accelerated pace. In doing so, we request that the initial start fee be made and continuing cash flow concerns addressed early on.

Please phone to discus upon review.

Best regards,





Robert Brady

President / Design Director

ROBRADY design














                                 www.robrady.com


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Objective:

It is our understanding that Cyberlux Corporation is requesting ROBRADY design to support the Industrial and Mechanical design needs of a Stormlight device.

It is also our understanding that ROBRADY design will act as Industrial and Mechanical liaison on behalf of Cyberlux Corporation throughout this proposal.

Qualifications:

ROBRADY design is qualified to help Cyberlux Corporation with this program. The experience we bring in the Industrial and Mechanical design areas make us an ideal partner for focused product development. Our successful product development record is founded in our ability to creatively and economically present profitable product solutions for review and implementation.

Scope:

It is our understanding that the work scope will include the following product:

       -  Stormlight device.

Phases:

ROBRADY design proposes that this product development program be carried out over several phases.

Phase 1: Preliminary research and ideation phase

Phase 2: Preliminary product design

Phase 3: Refined product design

Phase 4: Preliminary mechanical design

Phase 5: Refined mechanical design









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Phase 1: Preliminary research and ideation phase

1.0 Program scope

Joint development of the product outline will facilitate an opportunity to accurately address the specific needs of this product inherently identifying the specific goals.

This document will serve to drive and validate development of the Stormlight device.

2.0 Research competitive products

ROBRADY will research competitors based on the product definition conveyed by Cyberlux Corporation.

3.0 Research comparative products

ROBRADY will research comparative products based on a more general product definition. This will serve to identify market trends in ergonomics, material selection, information presentation, and progressive product aesthetics.

4.0 Preliminary ideation (several design directions)

ROBRADY   will  create  and  present  several  initial  design  optionsexploring different physical form factors. This work will be presented, typically, front view only with support sketches as necessary.

Deliverables:

-    Preliminary ideation presentation (2D).

Duration:

-    To be scheduled.

Meetings:

-    Program scope meeting or teleconference

-    Preliminary ideation presentation.





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Phase 2: Preliminary product design

1.0 Design (single design direction)

Based on the preliminary ideation presentation, ROBRADY design will develop a more complete single design direction. This work will be presented via full size color orthographic views, a monochromatic 3/4 top perspective view and misc. support sketches as needed.

The design work presented in this phase will include preliminary electronic and battery components. This will serve to validate the desired design direction.

2.0 Preliminary product design report

At this point, ROBRADY will capture all preliminary design art into a report format for presentation.

Deliverables:

-    Preliminary product design presentation (2D).

-    Preliminary product design report.

Duration:

-    To be scheduled.

Meetings:

-    Design directives meeting or teleconference.

-    Product review meeting or teleconference.






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Phase 3: Refined product design

1.0  Foam modeling
ROBRADY will model the exterior housing design in foam at full scale. The purpose of this model will be for 3D validation of the desired design direction.

         - Technical factors
         - Production factors
         - Human factors

2.0  Digitizing of the model
ROBRADY will digitize the foam model to accurately capture the design intent for next phase CAD development.

Deliverables:

-    Foam model of Stormlight product device (3D).

Duration:

-    To be scheduled.
Meetings:

-    To be scheduled as necessary.





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Phase 4: Preliminary mechanical design

1.0 CDRS surface modeling (Pro/Engineer surfacing module)

ROBRADY will surface model the exterior form developments via CDRS (in order to digitally capture any complex surfaces derived from the foam development). The purpose will be to explore and communicate the exterior housing design in detail with regards to:

          - Technical factors
          - Production factors
          - Human factors


2.0 Pro/Engineer solid modeling

ROBRADY will solid model the entire housing design via Pro/E. The purpose will be to explore and communicate the exterior housing design in detail with regards to:

          - Technical factors
          - Production factors
          - Human factors

     At this point, the solid model is descriptive of the design, but not in complete or final detail. The goal is to effectively identify all the necessary parts and respective complexity for use in generating competitive budgetary quotes and supporting Cyberlux Corporation's costing efforts.

3.0 Create formatted CAD drawings of preliminary design

ROBRADY will create and maintain CAD drawings and respective Pro/E models (database).

Deliverables:

-    CDRS surface modeling imagery (3D).

-    Pro/Engineer imagery (3D).

-    Pro/Engineer database and documentation.

Duration:

-    To be scheduled.

Meetings:

-    CDRS development reviews.

-    Pro/Engineer development reviews.





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Phase 5: Refined mechanical design

1.0 CDRS surface modeling (Pro/Engineer module)

ROBRADY will complete detailed CDRS surface modeling for direct use in production of injection molded tools. The purpose will be to communicate the exterior housing design in final detail.

2.0 Pro/Engineer solid modeling

ROBRADY will complete detailed Pro/E solid modeling for direct use in production of injection molded tools. The purpose will be to communicate the entire housing design in final detail.

3.0 Create communication images of refined design (color)

ROBRADY will create and maintain color communication images and respective Pro/E models (database) per Cyberlux Corporation specified standards. The purpose of these communication images will be for:

-    Marketing internally and externally.

-    Investor relations.

-    Assembly procedures.

4.0 Present design report ("P1 report")

Based on the refined Pro/E model, ROBRADY will create a report including the following:

-    Communication images (color).

-    CAD documentation.

5.0 Prototype (SLA)

ROBRADY will produce a SLA rapid prototype of the Stormlight product. The purpose of this model will be for validation and accuracy of the database. This model will be finished for photographic purposes to support any marketing efforts.

Deliverables:

-    Pro/Engineer imagery.

-    Pro/Engineer database.

-    One Stormlight prototype (SLA)

Duration:

-    To be scheduled.

Meetings:

-    CDRS development reviews.

-    Pro/Engineer development reviews.





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Professional design fees:

Phase 1:  Preliminary research and ideation
          Start fee: $7725.
          Accelerated duration.


Phase 2:  Preliminary product design
          Start fee: $12,900.
          Accelerated duration.


Phase 3:  Refined product design
          Start fee: $2875.
          Accelerated duration.


Phase 4:  Preliminary mechanical design
          Start fee: $24,000.
          Accelerated duration.


Phase 5:  Refined mechanical design
          Start fee: $22,500.
          Accelerated duration.



          Total proposed development fee: $ 70,000.



Terms:
          1. Issuance of a $20,000. Cyberlux 10%
          convertible debenture certificate (due  March 31, 2002).

          2. Certificate assigned and delivered to ROBRADY Inc. before the start of Phase 5:
          Refined mechanical design.

          3. Remaining development fee of $50,000 to be paid on an ongoing basis of $3500.per week, beginning March 2, 2001, and continuing until paid in full.





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Per typical:

Material expenses

Material expenses required for the proposed phases of development have not been accounted for in this proposal. Respective invoices will be submitted upon receipt of materials. Invoice terms are net 15 days.

Additional expenses

Please note that all requested travel will include reasonable expenses and a minimum daily travel rate of $750. per day (unless noted). Shipping charges and extra copies of reports, art, etc. are also to be considered in addition to this proposal. Respective invoices will be submitted at the completion of travel or task. Invoice terms are net 15 days.

Additional work requested

Each of the phases listed are estimates for work required applied to specific tasks. In the event that Cyberlux Corporation requested work scope changes from this proposal, a new specific proposal, with respective fees (or fee range), will be presented for review and approval. These areas may include:

-    Invention and / or testing of mechanical concepts.

-    New design requirements.

-    Database maintenance and changes.

Rights in design

All rights to final designs developed in conjunction with this proposal will become the exclusive property of Cyberlux Corporation. ROBRADY design will cooperate in the assignment of patents or other assistance to protect these rights and will be compensated for time and expenses incurred in this endeavor. Rights to designs become the property of Cyberlux after and only after all invoices for fees and expenses have been paid by Cyberlux. If any fees or expenses are not paid, all rights to designs developed in connection with this proposal will remain the exclusive property of ROBRADY design.

Technical liaison for product follow through

"ROBRADY design" is to be listed on all tooling contracts as a party to the tool design. This request is listed for Cyberlux Corporation's benefit in that it will help ROBRADY facilitate accurate follow through from design development to production ready part(s).




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In conclusion, if there are any additional questions or concerns, please feel free to contact me at your earliest convenience.

We look forward to the challenges of this design program and the opportunity to work with you and your team.

Best regards,


Best regards,

                         /s/ Robert Brady    03/02/01
                         Robert Brady
                         President / Design Director
                         ROBRADY design




                         Accepted by:

                         Mr. Donald F. Evans, CEO
                         Cyberlux Corporation
                         50 Orange Road
                         P.O. Box  2010
                         Pinehurst, North Carolina
                         28370-2010



                         Donald F. Evans, President, CEO


                         /s/ Donald F. Evans
                         --------------------------------
                         Signature

                              3/2/01
                         -----------------
                         Date


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